UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018 (September 25, 2018)

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation or organization)		Number)

Beihuan Road Junan County
Shandong, China	276600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 539-7317959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry Into A Material Definitive Agreement.

On September 25, 2018, American Lorain Corporation (“Lorain”) and Shanghai Xunyang Internet Technology Co., Ltd. (the “Subsidiary”), a subsidiary of Lorain, entered into a Share Exchange Agreement (the “Agreement”) with Taishan Muren Agriculture Co. Ltd. (“Target”), and Shenzhen Jiamingrui New Agriculture Co., Ltd. (the “Seller”), the sole shareholder of the Target, pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary will effect an acquisition of Target by acquiring from the Seller all of the outstanding shares of Target (the “Acquisition”). Target grows various spice plants and fruit trees and sells such products in China.

Pursuant to the Agreement, in exchange for the acquisition of all of the outstanding shares of Target to the Subsidiary, Lorain will issue 10,000,000 shares of common stock (the “Exchange Shares”) to the Seller. At the closing of the Acquisition, Lorain will enter into a lock-up agreement with the Seller with respect to the Exchange Shares, pursuant to which Seller will agree, subject to certain exceptions, from the closing of the Acquisition until the first anniversary of the closing, not to transfer the Exchange Shares or publicly disclose the intention to do so (the “Lock-Up Agreement”).

The Agreement contains customary representations and warranties made by Lorain and Subsidiary, on the one hand, and Target and the Seller on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Agreement or in information provided pursuant to certain disclosure schedules to the Agreement. The Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Agreement and the earlier of the closing of the Acquisition or the termination of the Agreement in accordance with its terms.

The obligation of the parties to complete the Acquisition is subject to the satisfaction of certain closing conditions, including but not limited to:

•	all necessary consents from government authorities and third parties have been obtained;
•	the entrance by the applicable parties into certain ancillary agreements;
•	no material adverse effect has occurred to any party prior to closing; and
•

the transactions contemplated by (i) the share exchange agreement, dated August 8, 2018, by and among Lorain, Si Chen and certain of Lorain’s subsidiaries and (ii) the amended and restated securities purchase agreement, dated August 8, 2018, by and among the Lorain and Yimin Jin and Hongxiang Yu shall have been approved by the requisite vote of the shareholders of Lorain at the 2018 annual meeting of shareholders in accordance with the terms of the proxy statement filed with the U.S. Securities and Exchange Commission and mailed to Lorain’s shareholders in connection therewith.

At the closing of the Acquisition, the Seller, its sole shareholder and certain individuals that are involved in the management of Target (the “Subject Parties”) will enter into non-competition and non-solicitation agreements (the “Non-Competition Agreement”) in favor of Lorain, relating to the post-acquisition business of Lorain (the “Business”) in the spice plants and fruit trees industry in the Peoples’ Republic of China (the “PRC”). Pursuant to such agreements, subject to certain exceptions, for a period from the closing of the Acquisition to four years thereafter, each Subject Party and its affiliates will not, without Lorain’s prior written consent, anywhere in the PRC, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the Business.

The foregoing descriptions of the Agreement, the Lock-Up Agreement and the Non-Competition Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of those agreements, which are filed herewith as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 26, 2018, Lorain issued a press release announcing the Acquisition. A copy of the press release issued by Lorain is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Share Exchange Agreement, dated as of September 25, 2018, by and among American Lorain Corporation, Shanghai Xunyang Internet Technology Co., Ltd., Taishan Muren Agriculture Co. Ltd. and Shenzhen Jiamingrui New Agriculture Co., Ltd.

10.2	Form of Lock-Up Agreement, by and between American Lorain Corporation and Shenzhen Jiamingrui New Agriculture Co., Ltd.
10.3

Form of Non-Competition and Non-Solicitation Agreement, by and among American Lorain Corporation, Taishan Muren Agriculture Co. Ltd., Shenzhen Jiamingrui New Agriculture Co., Ltd., and the persons named therein

99.1	Press Release, dated September 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2018	AMERICAN LORAIN CORPORATION

	By:	/s/ Si Cheng
	Name:	Si Chen
	Title:	Chairman